UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

October 26, 2005

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive

Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement

Amendment to Directors’ Fee Plan

                On October 26, 2005, upon the recommendation of the nominations and compensation committee of Hospira’s board of directors, Hospira’s board amended the Hospira, Inc. Non-Employee Directors’ Fee Plan (the “Amended Plan”).  The Amended Plan is attached hereto as Exhibit 10.1, and is incorporated by reference into this Item 1.01.

Hospira’s non-employee directors are eligible to participate in the Amended Plan.  Under the Amended Plan, as part of their directors’ fees, Hospira’s non-employee directors will receive an annual grant of a number of shares of restricted stock having a fair market value of $100,000.  The annual grant was previously a number of shares having a fair market value of $50,000.  The amendment will take effect for 2005.  Therefore, on October 26, 2005, each Hospira non-employee director received a grant of 1,259 shares of restricted stock (having a fair market value of $50,000 on October 26, 2005).  Beginning in 2006, each year, the restricted stock will be granted as of the last day of the calendar quarter in which Hospira’s annual meeting of shareholders occurs.  Subject to the Plan, the restricted stock (including the restricted stock granted on October 26, 2005) will generally continue to vest as of the first annual meeting following the date of grant.

                Hospira’s board of directors previously increased the annual fees payable to board committee chairmen to $7,500 from $5,000.  Hospira non-employee directors continue to receive a $50,000 annual cash retainer and meeting fees of $1,000 per board or meeting attended in person or $500 per meeting attend other than in person, and continue to have the ability to elect to defer some or all of their directors’ fees to a stock unit account or restricted stock unit account.

Enactment of Minimum Share Ownership Guidelines

On October 26, 2005, Hospira’s board approved minimum share ownership guidelines for its non-employee directors.  Within three years after joining the board, each non-employee director is required to own and retain a minimum number of shares of Hospira common stock whose aggregate value is equal to three times such director’s annual retainer fees and maintain such minimum throughout such director’s service on the board.  “Annual retainer fees” is defined in the Plan, and is currently $50,000.  For purposes of the ownership guidelines, common stock includes restricted stock, restricted stock units and deferred stock units awarded to non-employee directors under the Plan.

Other

                In providing the information in this Item 1.01, Hospira is not representing that such information is material in amount or significance.

Item 9.01  Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Exhibit

10.1	Hospira, Inc. Non-Employee Directors’ Fee Plan, as amended October 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPIRA, INC.

Dated: October 28, 2005		/s/ Brian J. Smith
	By:	Brian J. Smith
	Its:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description
10.1	Hospira, Inc. Non-Employee Directors’ Fee Plan, as amended October 26, 2005